Exhibit 10.3

LICENSE AGREEMENT

This LICENSE AGREEMENT (“Agreement”) is entered into as of April 30, 2010 (the “Effective Date”) by and between ALTAIRNANO, INC., a Nevada corporation, having its principal place of business at 204 Edison Way, Reno, Nevada (“Altairnano”) and AlSher Titania LLC, a Delaware limited liability company, having its principal place of business at 204 Edison Way, Reno, Nevada (“ALSHER”).  Altairnano and ALSHER may each be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.           Altairnano owns proprietary processes for the extraction of Ti values from ilmenite ore to produce pigment grade TiO2 and other titanium-containing materials.

B.           ALSHER desires, and Altairnano is willing to grant irrevocable (subject to the terms herein) exclusive licenses in specified fields for its proprietary process for extracting titanium values from ore to produce TiO2 and converting ore into titanium containing materials, and associated patents, on the terms and conditions set forth in this Agreement.

AGREEMENT

In consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Altairnano and ALSHER hereby agree as follows:

SECTION 1.  DEFINITIONS

1.1 All terms in this Agreement that are set forth with the first letter capitalized have the meanings given in Exhibit A attached hereto and incorporated herein by reference.

1.2 As used in this Agreement, (i) neutral pronouns and any derivations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural and vice versa, as the context may require; (ii) the words “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including all exhibits, as the same may be amended from time to time, and not to any subdivision of this Agreement; (iii) the word “including” is not intended to be exclusive and means “including without limitation”; (iv) the word “days” means “calendar days,” unless otherwise stated; and (iv) descriptive headings are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

SECTION 2.  LICENSE GRANTS

2.1 Grant to ALSHER.  Subject to the terms of this Agreement, Altairnano hereby grants ALSHER the following licenses:

2.1.1 Altairnano hereby grants to ALSHER an irrevocable (subject to the terms herein) and exclusive (even as to Altairnano and its Affiliates) license to make, use, sell and otherwise practice, with the right to sublicense, the Licensed Intellectual Property during the Term only in the ALSHER Fields.

2.1.2  Altairnano hereby grants to ALSHER an irrevocable (subject to the terms herein) non-exclusive license to make, use, sell and otherwise practice, with the right to sublicense, the Limited Know-How during the Term in the Non-Titanium Materials Field.

2.2 Retained Rights of Altairnano.  Without limiting the foregoing, no license or sublicense is conferred to ALSHER under the Licensed Intellectual Property to develop, use, market, distribute, make, have made, sell, offer for sale, have sold, export or import or otherwise deal in or with any product or technology outside the ALSHER Fields other than as set forth in Section 2.1.2.  For the avoidance of doubt, Altairnano shall retain and reserve all rights that are not explicitly granted to ALSHER herein, including the sole and exclusive right to use and exploit Licensed Intellectual Property, including the right to grant licenses and sublicenses, exclusively or non-exclusively, to any Third Party (including any Affiliate of Altairnano) for any use, purpose or application, including research, development, manufacture or commercialization of any product, process, item, device, machine or other apparatus, outside the ALSHER Fields other than as set forth in Section 2.1.2.

2.3 No Other Rights; No Implied Licenses.  Except as expressly provided in this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest, license or other right in any Know-How, patent rights, trademarks, copyrights or other proprietary information or intellectual property rights of the other Party and no rights or licenses with respect to any such intellectual property are granted or shall be deemed granted hereunder or in connection herewith except as expressly granted and provided in this Agreement.

2.4  Sublicensing  If ALSHER exercises its right to sublicense its rights under the licenses granted in Section 2.1, it shall do so only in accordance with this Section 2.4. ALSHER may sublicense its right to practice the Licensed Intellectual Property in the ALSHER Fields. Any such sublicense entered into by ALSHER shall be subject to (i) all applicable terms and conditions of this Agreement, and (ii) the execution of a sublicense with each Third Party that includes provisions substantially similar to those herein that are sufficient to enable ALSHER to comply with its obligations hereunder and are at least as protective of Altairnano’s rights as the provisions herein. The execution of a subcontract by ALSHER hereunder shall not relieve ALSHER from, or diminish, any obligation of ALSHER under this Agreement. ALSHER shall promptly furnish Altairnano with a fully signed copy of any sublicense hereunder. Upon expiration or termination of this Agreement for any reason, all such sublicenses shall likewise terminate.   Any and all such sublicenses shall be considered Confidential Information, and shall be treated as such in accordance with the terms of this Agreement.

2.5  Notice of License to USPTO and Others.  ALSHER shall have the right to file notices of the license granted pursuant to this Agreement with all appropriate governmental organizations throughout the world, including the United States Patent and Trademark Office, and its counterparts in Europe and Asia.  Altairnano shall assist ALSHER, at AlSher’s sole expense, in making any such filings by providing any commercially reasonable assistance as may be required by ALSHER.

SECTION 3.  INTELLECTUAL PROPERTY

3.1  Ownership; Modification of Licensed Patents.  All Licensed Intellectual Property, whether or not patentable, shall be the property of Altairnano and Altairnano shall be the sole owner of the Licensed Intellectual Property.  At any time during the Term, ALSHER may elect, upon giving written notice to Altairnano, to remove any patent or patent application from Exhibit B.  Such written notice shall automatically amend Exhibit B to delete the identified patent or patent application and such identified patent or patent application shall no longer be considered Licensed Patents for any purposes of this Agreement.  For the avoidance of doubt, upon removal of any patent or patent application from Exhibit B as provided in the preceding sentence, ALSHER shall have no further rights, license or obligations under or with respect to such removed patent or patent application, including under Section 2 or Section 4.2.  Altairnano shall forthwith make available to ALSHER the Licensed Technology which Altairnano is at liberty to disclose.  Such Licensed Technology furnished by Altairnano shall be subject to Section 5 (Confidentiality) and shall be used by ALSHER only in the ALSHER Fields.

Altairnano shall make available to ALSHER the services of a fully qualified and experienced member of its staff to advise ALSHER as to the methods and use of the Licensed Intellectual Property as set forth in the Technical Services Agreement between the parties.

3.2  Licensed Improvements . Altairnano and ALSHER shall each individually own all their own Licensed Improvements which such party may develop on or after the Effective Date of this Agreement.  Any Licensed Improvements developed by Altairnano that are not covered or claimed by a patent or patent application and that are not generally known and are necessary for ALSHER to practice the Licensed Patents in the ALSHER Fields shall be considered Licensed Technology for all purposes of this Agreement and shall be deemed to be included in the license grant to ALSHER under the terms of this Agreement.  Any patents or patent applications to the extent covering Licensed Improvements shall be considered Licensed Patents for all purposes of this Agreement and shall be deemed to be included in the license grant to ALSHER under the terms of this Agreement.  In the event of expiration or termination of this Agreement, unless if terminated as a result of Altairnano’s breach of this Agreement, to the extent that ALSHER develops any Licensed Improvements on or after the Effective Date, ALSHER hereby grants to Altairnano a non-exclusive, sub-licensable, perpetual, fully paid up, world-wide, license to make, use, sell, further develop and otherwise practice the Licensed Improvements.

3.3 Technology Improvements.  Altairnano and ALSHER shall each individually own all their own Technology Improvements which such party may develop in the future.  All Know-How that constitute(s) adaptations, advances, alterations, updates, modifications, enhancements, variations or improvements to any of the technology that is not expressly disclosed in any of the Licensed Patents shall be owned by the party that develops such Know-How.  Altairnano agrees that any Technology Improvements that it develops shall be deemed to be included in the license grant to ALSHER under the terms of this Agreement.  In the event of expiration or termination of this Agreement, unless if terminated as a result of Altairnano’s breach of this Agreement, to the extent that ALSHER develops any Technology Improvements on or after the Effective Date, ALSHER hereby grants to Altairnano a perpetual, fully paid up, world-wide, non-exclusive sub-licensable, license to make, use, sell, further develop and otherwise practice the Technology Improvements.

3.4  Filing, Prosecution and Maintenance.  Altairnano shall have the sole and exclusive right, but not the obligation, to prepare, file, and prosecute all Licensed Patents throughout the world and shall be responsible for activities related to conducting any interferences, reexaminations, reissues, oppositions, or requests for patent term extension relating to such Licensed Patents.  All costs related to the aforementioned activities shall be paid by Altairnano.

3.4.1 ALSHER shall, at the reasonable request of Altairnano, sign or have signed any and all documents necessary in connection with Altairnano’s filing, prosecution, maintenance, extension and enforcement of the Licensed Patents and to take such other actions as Altairnano may reasonably request from ALSHER in connection with the Licensed Patents, the expense for which shall be allocated in accordance with Section 3.5.

3.4.2  Altairnano shall immediately upon the execution of this Agreement and the grant of any of the Licensed Patents grant and enter with ALSHER into a license agreement in the form or substantially the form set out in Exhibit C which license shall be registered by ALSHER with such Patent Offices in the Territory as it considers appropriate.  Until the grant of any such license so far as may be legally possible Altairnano and ALSHER shall have the same rights in respect of the Patents and be under the same obligations to each other in all respects as if the said license had been granted.

3.4.3 Altairnano shall keep ALSHER apprised of any material and non-ministerial activities related to the Licensed Patents by providing ALSHER with copies of official actions, amendments, draft responses and responses with respect to Altairnano’s preparation, filing, prosecution and maintenance of the Licensed Patents, and Altairnano shall take into account ALSHER’s reasonable comments with respect to such activities.  Other than considering ALSHER’s reasonable comments, Altairnano shall have sole discretion with respect to the preparation, filing, prosecution and maintenance of the Licensed Patents.

3.4.4  If Altairnano elects not to file, prosecute, maintain or extend any of the patents that are included within the Licensed Patents, then Altairnano shall promptly (and in any event not less than sixty (60) calendar days prior to the deadline for taking appropriate action with respect to such patent) notify ALSHER of the same and ALSHER shall then have the right, but not the obligation, to assume the responsibility for preparing, filing, prosecuting and maintaining such patents at ALSHER’s sole expense and using counsel of its choosing.  If ALSHER elects to file and/or continue prosecution and/or maintenance of any such patent that Altairnano elects to discontinue, Altairnano shall execute such documents and perform such acts as may be reasonably necessary to permit ALSHER to file, prosecute and/or maintain such patent.  Altairnano will provide ALSHER reasonable cooperation and will make available to ALSHER, at reasonable times and under appropriate conditions, access to relevant personnel, records, papers and the like in its possession necessary for ALSHER to file or prosecute such patent application and/or maintain such patent.  If ALSHER elects to file and/or continue prosecution and/or maintenance of any such patent or patent application that Altairnano elects to discontinue, then ALSHER shall have the right to file, prosecute and maintain such Licensed Patents, at its sole expense, in which event ALSHER shall automatically become the owner of such Licensed Patents, and Altairnano shall execute all such documents and instruments in connection therewith as may be reasonably requested by ALSHER to evidence ALSHER’s ownership and rights in such Licensed Patents.

3.4.5 If an Event of Bankruptcy occurs relating to Altairnano, and Altairnano has failed, within thirty (30) days following the Event of Bankruptcy, to give ALSHER reasonably adequate assurances that it (or a third party on its behalf) is preparing, filing, prosecuting and maintaining the Licensed Patents, ALSHER shall have the right, upon notice in writing to Altairnano, to assume the responsibility for preparing, filing, prosecuting and maintaining the Licensed Patents at ALSHER’s sole expense and using counsel of its choosing.  If an Event of Bankruptcy occurs relating to Altairnano, and Altairnano has failed, within thirty (30) days following the Event of Bankruptcy, to give ALSHER reasonably adequate assurances that it (or a third party on its behalf) is adequately preserving and protecting the viability of the Licensed Intellectual Property, ALSHER shall have the right upon notice in writing to Altairnano to take all steps as it considers necessary in the circumstances to preserve and protect the viability of the Licensed Intellectual Property including without limitation to create and maintain current copies or, if not amenable to copying, descriptions or other appropriate embodiments, to the extent feasible, of all documents and records evidencing conception or reduction to practice of any invention claimed or disclosed in any Licensed Intellectual Property.

3.5  Assignment of all right, title and interest in Licensed Intellectual Property, including Licensed Patents.

3.5.1  At anytime during the Term of this Agreement, and upon written notice from ALSHER, Altairnano shall, in consideration for two million dollars ($2,000,000), which shall be paid in eight consecutive quarterly installments of two hundred fifty thousand dollars ($250,000), assign the Licensed Intellectual Property, including the Licensed Patents listed on Exhibit B, to ALSHER.  Upon such assignment, all retained rights of Altairnano pursuant to Section 2.2 shall immediately terminate, and no other royalties or other payments shall be due to Altairnano under this Agreement or under the Definitive Agreement.

3.5.2  Continuing Restriction. Any acquisition of the Licensed Intellectual Property, including the Exhibit B patents by ALSHER and any sublicense thereof by ALSHER shall be subject to a continuing restriction preventing the practice thereof in the fields of any battery or nano electrode materials (including, without limitation, lithium titanates) and life science materials.

3.6  Infringement.  If either Party becomes aware of any activity that such Party believes represents an infringement by a Third Party, anywhere in the world, of any Licensed Patents, the Party obtaining such knowledge shall promptly advise the other in writing of all relevant facts and circumstances pertaining to the potential infringement.  Altairnano and ALSHER shall thereafter consult and cooperate fully to determine a course of action, including but not limited to, the commencement of legal action to terminate any infringement of the Licensed Patents.

3.6.1 In the ALSHER TiO2 Pigment Field, ALSHER shall have the first right, but not the obligation, to institute and control an action, in its name and at its sole expense, against such Third Party for infringement of any Licensed Patents, and Altairnano shall cooperate with ALSHER in such action at the expense of ALSHER.  If ALSHER finds it necessary or desirable to join Altairnano as a party to such action, Altairnano will execute all papers and perform any other acts as may be reasonably required by ALSHER, at the expense of ALSHER.  ALSHER shall have the right to control, with such cooperation by Altairnano as is reasonably required by ALSHER at ALSHER’S expense, any claim by a Third Party asserting invalidity of any Licensed Patents.  If ALSHER elects not to institute and control such action against a Third Party for infringement of any of the Licensed Patents, Altairnano shall have the right, but not the obligation, to institute and control such action at its own expense.  Neither Party shall incur any liability to the other Party as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Licensed Patents invalid or unenforceable.

3.6.2  Outside of the ALSHER TiO2 Pigment Field, Altairnano shall have the first right, but not the obligation, to institute and control an action, in its name and at its sole expense, against such Third Party for infringement of any Licensed Patents, and ALSHER shall cooperate with Altairnano in such action at the expense of Altairnano.  If Altairnano finds it necessary or desirable to join ALSHER as a party to such action, ALSHER will execute all papers and perform any other acts as may be reasonably required by Altairnano, at the expense of Altairnano.  Altairnano shall have the right to control, with such cooperation by ALSHER as is reasonably required by Altairnano at Altairnano's expense, any claim by a Third Party asserting invalidity of any Licensed Patents.  If Altairnano elects not to institute and control such action against a Third Party for infringement of any of the Licensed Patents, ALSHER shall have the right, but not the obligation, to institute and control such action at its own expense. Neither Party shall incur any liability to the other Party as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Licensed Patents invalid or unenforceable.

3.6.3  The Party initiating and controlling a litigation action against a Third Party infringer under Section 3.6.1 or 3.6.2 shall (a) control all aspects of such action, including the right to enter into any settlement, consent judgment or other voluntary final disposition respecting such action; provided that no settlement shall be entered into by such Party without the written consent of the other Party if such settlement would materially detrimentally affect the other Party’s interests hereunder, (b) bear all costs and attorneys’ fees respecting such action, and (c) be entitled to all litigation or settlement recoveries received (including without limitation all amounts received under any applicable license or sublicense agreement(s) entered into between the Third Party and the Party initiating and controlling such action).

3.6.4 Notwithstanding the foregoing, Altairnano and ALSHER may agree to institute an infringement action against a Third Party jointly, in which case the suit shall be brought in both of their names, the reasonable and documented out-of-pocket costs thereof shall be borne equally (50% each) by the Parties and any recovery or settlement shall be allocated first to reimburse the Parties for their out-of-pocket costs and the remainder shall be shared fifty percent (50%) to Altairnano and fifty percent (50%) to ALSHER.  Altairnano and ALSHER shall work together to manage such joint litigation, with Altairnano having the primary responsibility for controlling such suit.  ALSHER may, if it so desires, also be represented by separate counsel of its own selection, and the fees for such counsel shall be paid by ALSHER.

3.7 Defense and Settlement of Third Party Claims.  If a Third Party asserts that the use or application of the Licensed Intellectual Property in the ALSHER Fields infringes or induces or contributes to infringement of a patent or other intellectual property right owned by such Third Party (“Third Party Infringement Action”), the Party first having notice of a Third Party Infringement Action shall promptly notify the other Party in writing.  Such written notice shall set forth the facts of the Third Party Infringement Action in reasonable detail.  ALSHER shall have the first right, but not the obligation, to control the defense of the Third Party Infringement Action in the ALSHER TiO2 Pigment Field at its own expense and, subject to the remainder of this Section 3.7, shall have the right to enter into any settlement, consent judgment or other voluntary final disposition respecting such Third Party Infringement Action, including the right to obtain a license from such Third Party.  If ALSHER elects not to assume control of the defense of such action, Altairnano shall have the right, but not the obligation, to control such defense at its own expense and, subject to the remainder of this Section 3.7, shall have the right to enter into any settlement, consent judgment or other voluntary final disposition respecting such Third Party Infringement Action, including the right to obtain a license from such Third Party.  Altairnano shall have the first right, but not the obligation, to control the defense of the Third Party Infringement Action outside of the ALSHER TiO2 Pigment Field at its own expense and, subject to the remainder of this Section 3.7, shall have the right to enter into any settlement, consent judgment or other voluntary final disposition respecting such Third Party Infringement Action, including the right to obtain a license from such Third Party.  If Altairnano elects not to assume control of the defense of such action, ALSHER shall have the right, but not the obligation, to control such defense at its own expense and, subject to the remainder of this Section 3.7, shall have the right to enter into any settlement, consent judgment or other voluntary final disposition respecting such Third Party Infringement Action, including the right to obtain a license from such Third Party.  The Party not controlling such defense will have the right to be represented in any such Third Party Infringement Action at its own expense.  The Party controlling such defense shall keep the other Party advised of the status of such Third Party Infringement Action and shall consider recommendations made by the other Party in respect thereto.  The Party not controlling such defense will assist and cooperate in any such Third Party Infringement Action at the defending Party’s reasonable request and expense.  If the Party controlling such defense is not the Party against whom such Third Party Infringement Action was originally brought, then the Party controlling such defense shall not agree to the settlement of such action without the prior written consent of the other Party.

SECTION 4.  CONFIDENTIALITY; NON-COMPETITION

4.1 (a) Obligations Regarding Confidential Information.  The Receiving Party shall not use any Confidential Information provided by the Disclosing Party except as necessary for the Receiving Party to exercise its rights or perform its obligations under this Agreement. The Receiving Party shall not disclose Confidential Information provided by the Disclosing Party to others (except to its employees, consultants, agents and Affiliates who reasonably require disclosure of such Confidential Information to enable the Receiving Party to exercise its rights or perform its obligations hereunder and who are bound to the Receiving Party by like obligations as to confidentiality no less stringent than those set forth herein) without the prior written permission of the Disclosing Party. The Receiving Party shall treat all Confidential Information with the same degree of care as the Receiving Party accords its own information or materials of a similar nature, but in no case less than reasonable care.  The Receiving Party shall not copy any Confidential Information except as necessary to enable the Receiving Party to use Confidential Information as permitted hereunder, and shall ensure that each such copy shall contain and state the same confidential or proprietary notices or legends which appear on the original. The Receiving Party shall immediately give notice to the Disclosing Party of, and shall assist the Disclosing Party in remedying, any unauthorized use or disclosure of Confidential Information.  Neither Party shall communicate any information or materials to the other in violation of the proprietary rights of any Third Party.

(b)       During the Term of this Agreement, Altairnano agrees that it will not will not compete with ALSHER in the ALSHER Fields, and that it will not aid any Third Party that is engaged in or about to become engaged in, research, development, licensing, technology commercialization, production, marketing, leasing, selling, providing services or engaging in a business in competition with ALSHER in the ALSHER Fields.

4.2 Authorized Disclosure.  Notwithstanding the foregoing Section 4.1, the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent such disclosure is reasonably necessary to comply with applicable governmental laws and regulations, court orders or other legal requirements; provided that the Receiving Party shall give reasonable advance notice to the Disclosing Party of such disclosure and shall seek confidential treatment of such Confidential Information to the fullest extent possible and/or shall use reasonable efforts to cooperate with the Disclosing Party in its efforts to secure confidential or protective treatment of such Confidential Information.

4.3 Terms of this Agreement.  Neither Party may disclose to any Third Party the terms and conditions of this Agreement without the other Party's prior written consent, except:  (i) as required by any court or governmental body in connection with any litigation or administrative proceeding; (ii) in connection with the requirements of a public offering or securities filing, provided the disclosing Party shall endeavor to obtain confidential treatment of financial and trade secret information contained herein; (iii) under appropriate conditions of confidentiality, to subcontractors, accountants, legal counsel, banks, existing or potential investors or other financing sources and their advisors; or (iv) under appropriate conditions of confidentiality, in connection with a merger or acquisition or proposed merger or acquisition, or the like.  Notwithstanding the foregoing, the disclosing Party shall notify the other Party prior to making any disclosure under subsection (iii) or (iv) of (a) any detailed terms of this Agreement (other than information about the existence or general scope of this Agreement) or (b) any copies of this Agreement without redacting, at a minimum, all economic terms.

4.4 Public Announcements.  All press releases or other public announcements by either Party relating to this Agreement or the subject matter hereof shall be approved in writing in advance by each Party, which approval shall not be unreasonably withheld or delayed; provided that this shall not restrict a Party’s obligation to comply with applicable legal disclosure obligations.

4.5 Return of Confidential Information.  Confidential Information shall remain the property of the Disclosing Party.  Upon expiration or earlier termination of this Agreement, the Receiving Party shall immediately cease to use the Disclosing Party’s Confidential Information and, at the Disclosing Party’s option, either return to the Disclosing Party or destroy all data, drawings, memoranda, notes and other written materials (including summaries, records, descriptions, modifications, drawings and adaptations that have been made from any such materials), together with any magnetic media and computer stored information, including any copies thereof, embodying or containing any of the Disclosing Party’s Confidential Information in the possession or control of the Receiving Party or its Affiliates, consultants or agents; provided, however, that one (1) copy of such Confidential Information may be retained on a confidential basis for archival purposes only. Any destruction pursuant to the preceding sentence shall be promptly confirmed in writing.  The return or destruction of Confidential Information as provided herein shall not relieve the Receiving Party of its obligations under this Agreement.

4.6 Remedies.  Each Party shall be entitled, in addition to any other right or remedy it may have at law or in equity, to seek an injunction in any court of competent jurisdiction, without the need to post a bond, enjoining or restraining the other Party from any violation or threatened violation of this Section 4.

SECTION 5.  REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties.  Each of the Parties hereby represents and warrants to the other Party as follows, all such representations and warranties being as of the Effective Date of this Agreement:

5.1.1 it is duly organized and validly existing under the laws of its jurisdiction of organization, and has full power and authority to enter into this Agreement and perform its obligations under this Agreement;

5.1.2 it has taken all action necessary for the lawful execution, delivery and performance of this Agreement, the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action, and this Agreement is legally binding upon it and enforceable in accordance with its terms;

5.1.3 the execution, delivery and performance of this Agreement by it do not violate, conflict with or constitute a default under any agreement or instrument (including its corporate charter or other organizational documents) to which it is a party or by which it may be bound, or, to its Knowledge, any applicable law, regulation or order of any court or other tribunal; and

5.1.4 it shall and shall cause its permitted subcontractors to, comply with all laws, rules and regulations applicable to the performance of its obligations hereunder.

5.2 Additional Representation and Warranty of Altairnano.  Altairnano represents and warrants to ALSHER and to Sherwin, as a third party beneficiary, that, as of the Effective Date:

5.2.1 it is the legal and beneficial owner of all right, title and interest in and to the Licensed Patents and Licensed Intellectual Property, and has full power and authority to enter into this Agreement and to grant to ALSHER the licenses granted in this Agreement.

5.2.2  the details listed in Exhibit B are true, complete and accurate;

5.2.3  to Altairnano’s Knowledge as of the Effective Date hereof, the Licensed Intellectual Property constitutes all intellectual property necessary to practice the technology;

5.2.4  all fees due up to the Effective Date for the prosecution and maintenance of the Licensed Patents (including any application fees) in the United States, and to Altairnano’s Knowledge, in all applicable foreign jurisdictions, have been paid in full;

5.2.5  neither Altairnano nor any of its Affiliates have Knowledge of any reason why the applications forming part of the Licensed Patents should not proceed to grant;

5.2.6  none of the Licensed Patents is the subject of any current or, to Altairnano’s Knowledge, threatened, claim, opposition, proceedings or attack in relation to its validity or revocability or enforceability or as to Altairnano's rights of ownership thereto or rights to use such (whether such claims are by employees, ex-employees or other third parties) or applications for licenses of right and to Altairnano’s Knowledge, there are no facts or matters which might give rise to any such claim, opposition, proceedings or attack;

5.2.7  neither Altairnano nor any of its Affiliates have made or raised, or is involved in, any oppositions, claims or proceedings challenging the rights of any third party to obtain registration of any intellectual property rights or the entitlement of any third party to any registered intellectual property rights or the validity or enforceability of any intellectual property rights registered in the name of a third party relating to the Licensed Intellectual Property in the ALSHER Fields;

5.2.8 Except as described in Section 2.1, neither Altairnano nor any of its Affiliates have granted any licenses or permissions allowing any third party to exploit or use the Licensed Intellectual Property in the ALSHER Fields and no third party has any option or other right to require that Altairnano or any of its Affiliates grant it such license or permission in the ALSHER Fields;

5.2.9 there are no agreements or arrangements (i) which prevent, restrict or otherwise inhibit Altairnano's freedom to use, exploit, license, sub-license, transfer or assign the Licensed Intellectual Property for use in the ALSHER Fields or (ii) under which Altairnano or any of its Affiliates have granted any third party rights in (including any rights to obtain an assignment, license or other rights in the future or on the happening of any event), or options over, any of the Licensed Intellectual Property for use in the ALSHER Fields;

5.2.10  to Altairnano’s Knowledge, use of the Licensed Intellectual Property in accordance with the terms of this Agreement will not infringe any patent or other intellectual property rights of any third party;

5.2.11 the Licensed Intellectual Property is free from any charges and encumbrances in favor of third parties; and

5.2.12 to Altairnano’s Knowledge, no third party is infringing the Licensed Intellectual Property.

5.3 Limitations.  Neither Party warrants or represents, and nothing in this Agreement shall be construed as a warranty or representation by either Party:

5.3.1 as to the validity, scope or enforceability of any patent within the Licensed Patents;

5.3.2 that anything developed, made, used, sold, offered for sale, imported or otherwise created, conceived or disposed of under any license granted hereunder is or shall be free from infringement or violation of any patent or other intellectual property rights of Third Parties; or

5.3.3 that either Party will bring or agrees to bring or prosecute actions or suits against Third Parties for infringement of any patent within the Licensed Patents.

5.4 No Other Representations.  EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.1 and 5.2,  NEITHER ALTAIRNANO NOR ALSHER MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT OF THIRD PARTY RIGHTS OR TITLE.  WITHOUT LIMITING THE FOREGOING AND SUBJECT TO THE EXPRESS PROVISIONS OF THIS AGREEMENT, ALL LICENSES GRANTED BY ALTAIRNANO ARE GRANTED “AS IS”, AND EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION, WARRANTY OR GUARANTEE THAT THE PROCESSING, PRODUCTION OR MANUFACTURE OF WHITE TITANIUM DIOXIDE PIGMENT HEREUNDER WILL BE SUCCESSFUL, IN WHOLE OR IN PART.

SECTION 6.  LIMITATION OF LIABILITY

6.1 No Indirect Damages.  NEITHER PARTY SHALL HAVE ANY LIABILITY UNDER THIS AGREEMENT FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR INDIRECT DAMAGES OR LIABILITIES, INCLUDING WITHOUT LIMITATION SUCH DAMAGES OR LIABILITIES FOR LOSS OF REVENUE, LOSS OF BUSINESS, FRUSTRATION OF ECONOMIC OR BUSINESS EXPECTATIONS, LOSS OF PROFITS, OR COST OF CAPITAL, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT OR OTHERWISE, EVEN IF A PARTY HERETO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES;

6.2 Right of Offset.  IN THE EVENT OF AND TO THE EXTENT OF ANY FINAL JUDGMENT AWARD TO ALSHER, THEN ALSHER MAY OFFSET THE COST OF SUCH JUDGMENT AWARD AGAINST ANY PAYMENTS THAT MAY BE DUE UNDER THIS AGREEMENT TO ALTAIRNANO.

SECTION 7.  TERM AND TERMINATION

7.1 Term.  The term of this Agreement (“Term”) shall commence on the Effective Date and shall remain in effect as follows:

7.1.1 This Agreement shall terminate at midnight December 31, 2010 if ALSHER is unable to conclude financing by December 31, 2010 for a small scale demonstration plant with an estimated minimum of 2600 tons per year output (“Small Scale Plant”) unless ALSHER has provided notice to Altairnano that ALSHER is exercising its options under Section 8(a) of the Definitive Agreement, in which case this Agreement shall terminate as of the date ALSHER ceases such payments before having made all such payments called for thereunder; or

7.1.2  If AlSher exercises its options under Section 8(a) of the Definitive Agreement and makes all payments to the full amount of the Maximum Amount called for thereunder, then this Agreement shall terminate (i) with respect to the Licensed Patents, on a country by country basis, upon the last to expire Valid Claim of the Licensed Patents or (ii) with respect to Licensed Technology, only as provided under Section 7.2, so long as such breach is not by Altairnano, or under Section 7.3.

7.2 Termination for Breach.  If either Party (the “Breaching Party”) materially breaches any of its representations, warranties, covenants or obligations under this Agreement, the other Party (the “Non-Breaching Party”) shall have the right, at its sole election, to terminate this Agreement upon providing ninety (90) days’ (or forty-five (45) days’ in the case of breach for non-payment) written notice to the Breaching Party, such notice specifying the alleged breach in reasonable detail; provided, however, that if the Breaching Party shall cure the breach within the ninety (90) or forty-five (45) day period, as applicable, this Agreement shall continue in full force and effect.  Notwithstanding the foregoing, in the event the Breaching Party disputes in good faith the existence of a breach under this Agreement, the Non-Breaching Party shall not have the right to terminate this Agreement unless and until the dispute is resolved in the Non-Breaching Party’s favor (i.e. a final determination that the Breaching Party has materially breached this Agreement and has failed to cure such breach) through the dispute resolution provisions of Section 8.  All amounts not in dispute shall continue to be timely paid.

7.3  Termination for Bankruptcy.  If at any time during the Term, and Event of Bankruptcy relating to ALSHER occurs, and ALSHER has not made the Maximum Payment under the Definitive Agreement and discontinues making payments under Section 8(a) of the Definitive Agreement, Altairnano shall have, in addition to all other legal and equitable rights and remedies available hereunder, the option to terminate this Agreement upon thirty (30) days written notice to ALSHER. Notwithstanding the foregoing, the Parties agree that the licenses granted by Altairnano to ALSHER under Section 2.1 of this Agreement are, and shall otherwise be deemed to be, for purposes of 11 U.S.C. §365(n) of the United States Bankruptcy Code (the “Code”), licenses of rights to “intellectual property” as defined under the Code, and that ALSHER, as licensee of such intellectual property from Altairnano, shall retain and may fully exercise all of its rights and elections under the Code.  Altairnano shall use reasonable efforts during the term of this Agreement to create and maintain current copies or, if not amenable to copying, descriptions or other appropriate embodiments, to the extent feasible, of all documents and records evidencing conception or reduction to practice of any invention claimed or disclosed in any Licensed Intellectual Property.

7.4  Mutual Agreement.  The Parties may terminate this Agreement, in whole or in part, at any time upon mutual written agreement.

7.5  Accrued Obligations, Survival.  Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing before such expiration or termination, including, without limitation, the obligation to make payments in connection with activities commenced or performed before such expiration or termination.  The provisions of Sections 3.5.2, 4, 5, 6, 7, 8, and 9 and Exhibit A to the extent definitions are embodied in the preceding listed Sections, shall survive the expiration or termination of this Agreement.  Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other Party accrued or accruing under this Agreement before expiration or termination.

SECTION 8.  DISPUTE RESOLUTION

8.1 Negotiation.  The Parties shall attempt in good faith to resolve any and all disputes that arise between them promptly, voluntarily and amicably.

SECTION 9.  GENERAL PROVISIONS

9.1 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws rules and provisions.  Subject to Section 8, each Party hereby irrevocably consents to the exclusive jurisdiction and venue of the courts of Delaware in connection with any action or proceeding brought by either Party against the other Party arising out of or relating to this Agreement.

9.2 Notices.  All notices, requests, consent and other communications given or made by a Party under this Agreement shall be in writing and shall be deemed given (i) three (3) days after mailing when mailed (by registered or certified mail, postage paid, only), (ii) on the date sent when made by facsimile transmission with confirmation of receipt, or (iii) on the date received when delivered in person or by overnight commercial courier.  All notices shall be provided to the address set forth below or such other place as such Party may from time to time designate in writing.  Each Party may alter its address set forth below by notice in writing to the other Party.

Altairnano:	Altairnano, Inc. 204 Edison Way Reno, NV 89502 Fax: (775) 858-3731 Attn: General Counsel

ALSHER:	AlSher Titania, LLC 101 West Prospect Avenue Cleveland, Ohio 44115 Attn: Senior Vice President, Strategic Excellence Initiatives Fax:

9.3 Export Controls.  This Agreement is made subject to any restrictions concerning the export of materials and intellectual property from the United States which may be imposed upon or related to either Party from time to time by the Government of the United States.  Without limiting the foregoing, neither Party or its Affiliates will export, directly or indirectly, any intellectual property of the other Party or any product utilizing such intellectual property to any countries for which the United States Government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States Government when required by applicable statute or regulation.

9.4 Force Majeure.  Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, other than an obligation to make a payment, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts, acts of God, or any other cause beyond the reasonable control of the affected Party and without such Party’s fault or negligence; provided that the affected Party notifies the unaffected Party as soon as reasonably possible, and resumes performance hereunder as soon as reasonably possible following cessation of such force majeure event.

9.5 Relationship between the Parties.  The relationship between the Parties is solely that of independent contractors.  Neither Party nor its employees, agents or representatives shall be considered agents, partners, franchisees, employees, owners, or representatives of the other Party, or parties to a joint venture.  Neither Party has the authority, and neither Party shall act or represent itself, directly or by implication, as having the authority to bind or create any obligation or liability on behalf of the other Party.

9.6 Partial Invalidation of Licensed Patents.  The validity of this Agreement shall not be affected by the fact that one or more of the Licensed Patents or any claim therein should finally be declared invalid.

9.7 Expenses.  Except as otherwise expressly provided herein, each of the Parties shall pay its own fees and expenses, including any legal and accountants’ fees, incurred by it in connection with the preparation or performance of this Agreement.

9.8 Assignment.  Neither Party shall assign or transfer this Agreement, or any rights or obligations under this Agreement, without the prior written consent of the other Party, and any attempt to do so without such consent will be void.  Notwithstanding anything in this Agreement, however, either Party may, with written notice to the other Party but without the other Party’s consent, assign or transfer this Agreement and its rights and obligations hereunder to a successor of all or substantially all of such Party’s assets, stock or business to which this Agreement relates (whether by sale, acquisition, merger, operation of law or otherwise), so long as such successor shall assume (expressly in writing or by operation of law) the performance of all of the terms of this Agreement.  In addition, and notwithstanding anything in this Agreement, ALSHER may assign, pledge, or transfer its interest (including by granting a security interest) in this Agreement as security and collateral in connection with any financing (whether debt or equity) transactions entered into by ALSHER but limited to the term length of such financing, and Altairnano shall execute any documents that may be reasonably necessary in connection therewith.   This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns.

9.9 Severability. If one or more provisions in this Agreement are ruled entirely or partly invalid or unenforceable by any court or governmental authority of competent jurisdiction, then: (i) all provisions not ruled to be invalid or unenforceable shall remain unaffected; (ii) the effect of such ruling shall be limited to the body making the ruling; and (iii) the provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the Parties shall reform the provision(s) to the minimum extent necessary to render them valid and enforceable in conformity with the Parties’ intent as manifested herein.

9.10 Amendment; Waiver.  This Agreement may be amended, modified or supplemented only by a writing that is signed by duly authorized representatives of both Parties and that specifically identifies the provision or provisions of this Agreement being amended, modified or supplemented.  No term or provision hereof will be considered waived by either Party, and no breach excused by either Party, unless such waiver or consent is in writing signed on behalf of the Party against whom the waiver is asserted.  Without limiting the foregoing, no consent by either Party to, or waiver of, a breach by either Party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either Party.

9.11 Representation by Legal Counsel.  Each Party represents that it has been represented by legal counsel in connection with the negotiation and drafting of this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party that drafted such terms and provisions.

9.12 Counterparts; Facsimile Signatures.  This Agreement may be executed by original or facsimile signature in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.  If this Agreement is executed in counterparts, no signatory hereto shall be bound until both Parties have duly executed or caused to be duly executed (by original or facsimile signature) a counterpart of this Agreement.  Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

9.13 Further Actions.  Each Party agrees to execute, acknowledge, and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement, including providing such assistance as may be reasonably required by ALSHER in connection with due diligence required by its investors or financing sources.

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed and delivered this License Agreement on the dates set forth below to be effective as of the Effective Date.

ALTAIRNANO, INC.	ALSHER TITANIA, LLC
By /s/ Terry M. Copeland	By /s/ Tom Seitz
Name: Terry M. Copeland Title: President and CEO Date: April 23, 2010	Name: Tom Seitz Title: Managing Member Date: April 30, 2010

EXHIBIT A
DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

1.1 “Affiliate” shall mean a corporation, partnership, trust or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a Party to this Agreement.  For such purposes, “control” or “controlled by” and “under common control with” shall mean the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting stock or partnership interest, by contract or otherwise.  In the case of a corporation, the direct or indirect ownership of more than fifty percent (50%) of its outstanding voting shares shall in any event be deemed to confer control, it being understood that the direct or indirect ownership of a lesser percentage shall not necessarily preclude the existence of control.

1.2 “ALSHER Fields” means collectively the ALSHER TiO2 Pigment Field and the ALSHER Titanium Materials Field.

1.3 “ALSHER TiO2 Pigment Field” shall mean all uses and applications of the Licensed Intellectual Property in the processing, production, manufacture of, use and sale of white titanium dioxide pigment.

1.4 “ALSHER Titanium Materials Field” shall mean all uses and applications of the Licensed Intellectual Property in the processing, production, manufacture of, manufacture on its behalf, and sale of any titanium-containing material outside of the ALSHER TiO2 Pigment Field, other than any battery or nano electrode materials (including, without limitation, lithium titanates).

1.5 “AHPP” or “Altairnano Hydrochloric Pigment Process” means the proprietary process that extracts titanium values from ore to produce pigment grade and other high quality TiO2 and other titanium containing materials.  Various portions of the AHPP are disclosed in the Licensed Patents.  The AHPP does not include any product or process disclosed in any Altairnano patent or patent application not referenced on Exhibit B or any proprietary process related thereto.

1.6 “Agreement” means this License Agreement, together with all exhibits annexed hereto, as the same may be modified (in accordance with the terms hereof) and in effect from time to time.

1.7 “Confidential Information” shall mean all Know-How and other non-public and proprietary materials, products, processes or information, including, without limitation, information relating to Licensed Patents, research, development, product plans, experiments, results, manufacturing processes, manufacturing and operating costs, products, services, customers, markets, software, hardware, marketing, financial, regulatory, personnel and other business information and plans, that is, was or are disclosed or supplied by a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, and any and all Licensed Improvements or Technology Improvements, whether in oral, written, graphic or electronic form and whether in existence as of the Effective Date or developed or acquired in the future.  Confidential Information that is disclosed in a writing or other tangible medium must be designated in writing, or marked, as confidential or proprietary, and Confidential Information that is disclosed orally, visually, or in other intangible medium, must be confirmed in writing as confidential or proprietary within thirty (30) days after the first disclosure to the Receiving Party.  Notwithstanding the foregoing, Confidential Information shall not include any part of the foregoing that:

1.7.1           was already known to the Receiving Party as evidenced by the Receiving Party’s competent, contemporaneous written records, other than any portion of such information that was under an obligation of confidentiality at the time of its disclosure;

1.7.2           was generally available to the public or was otherwise part of the public domain at the time of disclosure of such information to the Receiving Party;

1.7.3           became generally available to the public or otherwise becomes part of the public domain after disclosure of such information to the Receiving Party, other than by breach of this Agreement by the Receiving Party or by anyone to whom the Receiving Party disclosed such information;

1.7.4           was subsequently lawfully disclosed to the Receiving Party by a Third Party other than in breach of a confidentiality obligation of such Third Party to the Disclosing Party; or

1.7.5           was independently developed or discovered by employees of the Receiving Party who had no access to the Confidential Information of the Disclosing Party and did not make use of the Confidential Information of the Disclosing Party, as demonstrated by competent, contemporaneous written records.

1.8 “Controlled” shall mean the legal authority or right of a Party to grant a license or sublicense of intellectual property rights to the other Party, without breaching the terms of any agreement with a Third Party, infringing upon the intellectual property rights of a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

1.9 “Event of Bankruptcy” shall mean:  (a) filing in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Bankrupt Party or of its assets; (b) proposing a written agreement of composition or extension of a Bankrupt Party’s debts, (c) being served with an involuntary petition against the Bankrupt Party, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof; (d) proposing or being a party to any dissolution or liquidation when insolvent; or (e) making an assignment for the benefit of creditors.

1.10        “Know-How” shall mean inventions, ideas, discoveries, data, instructions, designs, concepts, drawings, prototypes, reports, information, processes, methods, techniques, materials, principles, computer software, technology, protocols, procedures, results, formulae,  trade secrets or other know-how, whether or not patentable expressly excluding, however, any of the forgoing as concerns the areas of battery or nano electrode materials and technology (including, without limitation, lithium titanates) and life science materials.

1.11        "Knowledge" shall, in relation to a Party, mean the actual knowledge of a Party’s executive level employees, and, in the case of Altairnano, scientific and technical employees who have been actively involved in the development of the Licensed Intellectual Property.

1.12        “Licensed Improvements” shall mean all Know-How discovered, conceived, reduced to practice or otherwise developed or acquired by a party or its Affiliates or any employees or agents of such party or its Affiliates that constitute(s) adaptations, advances, alterations, updates, modifications, enhancements, variations or improvements to any of the technology disclosed in any of the Licensed Intellectual Property that is dependent upon the underlying Licensed Intellectual Property.

1.13        “Licensed Intellectual Property” shall mean collectively Licensed Patents and Licensed Technology as limited by the terms of the Section 2 License Grant and shall also expressly exclude practice of the Licensed Patents and Licensed Technology in the areas of battery or nano electrode materials (including, without limitation, lithium titanates) and life science materials.

1.14        “Licensed Patents” shall mean all (a) patents and patent applications listed on Exhibit B, (b) any patents issuing from any of the foregoing patent applications, (c) foreign counterparts of any of the foregoing, and (d) any patents or patent applications that claim or derive any right of priority from any of the patents and patent applications listed on Exhibit B (including any reissues, re-examinations, confirmations, extensions, renewals, substitutions, continuations, divisions, patent term extensions, and continuation-in-part applications (only to the extent, however, that the continuation-in-part applications do not include new matter)), but only to the extent that all of the claims of such patents and patent applications derive such right of priority or are directed to substantially the same subject matter as the claims of the patents  and patent applications listed on Exhibit B.

1.15        “Licensed Technology” shall mean all Know-How, and other proprietary information, Controlled by a Party that is, including without limitation information listed in Exhibit B (1) in existence as of the Effective Date, and is related to (a) any and all processes for the conversion of ore into titanium containing materials and/or non-titanium containing materials, expressly excluding, however, any battery or nano electrode materials and technology (including, without limitation, lithium titanates) and life science materials and (b) AHPP and any methods of using the AHPP to produce titanium dioxide pigment as disclosed in any of the Licensed Patents as of the Effective Date, (2) Licensed Improvements, and (3) Technology Improvements.  In addition, if Altairnano in its discretion provides to ALSHER any such Know-How or other proprietary information that is useful to practice the Licensed Patents in the ALSHER Fields (whether or not strictly necessary for such purposes and whether or not in existence as of or after the Effective Date), then such provided and useful Know-How and other proprietary information shall be deemed Licensed Technology.

1.16       “Term” shall have the meaning set forth in Section 7.1

1.17       “Territory” shall mean all the countries in the world.

1.18       “Third Party” shall mean any person or entity that is not Altairnano or ALSHER.

1.19       “Technology Improvements” shall mean all Know-How discovered, conceived, reduced to practice or otherwise developed or acquired by a party or its Affiliates or any employees or agents of a party or its Affiliates that constitute(s) adaptations, advances, alterations, updates, modifications, enhancements, variations or improvements to any of the technology disclosed in any of the Licensed Intellectual Property that is not dependent upon the underlying Licensed Intellectual Property. However, Technology Improvements expressly excludes any battery or nano electrode materials (including, without limitation, lithium titanates) and life science materials.

1.20        “Valid Claim” shall mean a claim of any issued, unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, and that has not been lost through an interference proceeding or by abandonment.

1.21        “Non-Titanium Materials Field” shall mean all uses and applications of the Licensed Intellectual Property outside the ALSHER Fields, including but not limited to the processing, production, manufacture of, manufacture on its behalf, and sale of any non-titanium-containing material.  The Non-Titanium Materials Field shall expressly exclude, however, any battery or nano electrode materials (including, without limitation, lithium titanates) and life science materials.

1.22       “Limited Know-How” shall mean instructions, information, methods, techniques, materials, procedures, or trade secrets, whether or not patentable, transferred through the training of AlSher personnel by Altairnano.

1.23        “Definitive Agreement” shall mean the Definitive Agreement entered into between the parties, having an effective date of April 30, 2010.

1.24         Additional Definitions:

Defined Term	Section in which Defined
Breaching Party	7.2
Code	7.3
Effective Date	Preamble
Altairnano	Preamble
ALSHER	Preamble
Non-Breaching Party	7.2
Party, Parties	Preamble
Third Party Infringement Action	3.7

EXHIBIT B
LIST OF LICENSED PATENTS

Lead Attorney	Docket Number	Client Ref No	Case Type	Status	Application Number	Application Date	Patent Number	Issue Date	Title	Published application number	Application publishing date	Expiration date
PN	10225-11	A1; MAT-024	Regular	Issued	09/500,207	2/7/2000	6,375,923	4/23/2002	PROCESSING TITANIFEROUS ORE TO TITANIUM DIOXIDE PIGMENT			2/7/2020
PN	10225-9	A2; MAT-022	Regular	Issued	09/503,365	2/14/2000	6,440,383	8/27/2002	PROCESSING AQUEOUS TITANIUM CHLORIDE SOLUTIONS TO ULTRAFINE TITANIUM DIOXIDE			2/7/2020
PN	10225-10	A3; MAT-023	Regular	Issued	09/503,636	2/14/2000	6,548,039	4/15/2003	PROCESSING AQUEOUS TITANIUM SOLUTIONS TO TITANIUM DIOXIDE PIGMENT			2/7/2020
PN	10225-57	A28; MAT-020	Regular	Pending BOAI	10/712,768	11/13/2003			PROCESS TO MAKE RUTILE PIGMENT FROM AQUEOUS TITANIUM SOLUTIONS	US 2005/0232851
PN	10225-65	A14: MAT-007		Issued	10/732,864	12/10/2003	7,482,304	1/27/2009	METHOD FOR PRODUCING STRUCTURES	US2005/0129923		12/10/2023
PN	10225-56	A19; MAT-019		Issued	10/806,698	03/23/2004	7,407,690	8/5/2008	PROCESS FOR SURFACE MODIFICATIONS OF TiO2 PARTICLES AND OTHER CERAMIC MATERIALS	US2005/0214466		3/23/2024

Foreign Patents

EXHIBIT C
CONFIRMATORY PATENT LICENSE

Date:

Parties:

(1)           “The Licensor”: ________________ having its registered office at ________________.

(2)           “The Licensee”:________________ having its registered office at ________________

Recitals:

By an Agreement (“the Main Agreement”) dated ____________________ and made between the Licensor and the Licensee, the Licensor agreed for the consideration therein contained inter alia to grant to the Licensee a license under the Licensed Patents (as that term is defined in the Main Agreement) being this License.

Operative provisions:

1.
IN pursuance of the Main Agreement and for the consideration referred to in the Main Agreement the Licensor hereby grants to the Licensee the exclusive license from the __ day of ____________200_ to use the Licensed Intellectual Property (as defined in the Main Agreement) subject to the provisions of the Main Agreement.

2.	SUBJECT as provided in the Main Agreement this License shall determine without notice in the event of the determination for any reason of the Main Agreement.

WITNESS of which this Agreement has been executed as a deed and delivered the day and year first above written.

EXECUTED as a Deed by                                                                                     acting by:
[name of director] and:
[name of director/secretary]

EXECUTED as a Deed by                                                                                     acting by:
[name of director] and:
[name of director/secretary]